SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material under Rule 14a-12

                        GOLDEN WEST FINANCIAL CORPORATION
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):
|X|   No fee required.

                        GOLDEN WEST FINANCIAL CORPORATION
                1901 HARRISON STREET, OAKLAND, CALIFORNIA 94612



                                                                  March 12, 2004

Dear Stockholder:

      On behalf of the Board of Directors, we invite you to attend the Annual Meeting of Stockholders of Golden West Financial Corporation to be held on Tuesday, April 27, 2004, commencing at 11:00 a.m. Pacific Time on the fourth floor of the Company's headquarters located at 1901 Harrison Street, Oakland, California 94612. The management and Directors of Golden West Financial Corporation look forward to meeting with you at that time.

      The formal notice of the meeting, proxy statement and form of proxy are enclosed with this letter. If you are unable to attend the meeting in person, it is very important that your shares be represented, and we request that you complete, date, sign and return the enclosed proxy at your earliest convenience. A prepaid return envelope is provided for that purpose. If you attend the meeting in person, you may revoke your previously mailed proxy and cast your votes personally at the meeting.

           Sincerely yours,


/s/ HERBERT M. SANDLER                                     /s/ MARION O. SANDLER
----------------------                                     ---------------------
HERBERT M. SANDLER                                             MARION O. SANDLER
Chairman of the Board and                              Chairman of the Board and
Chief Executive Officer                                  Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                        GOLDEN WEST FINANCIAL CORPORATION

      The Annual Meeting of Stockholders of Golden West Financial Corporation will be held on the fourth floor of the Company's headquarters located at 1901 Harrison Street, Oakland, California on Tuesday, April 27, 2004, commencing at 11:00 a.m. Pacific Time, for the following purposes:

(1) To elect three Directors to hold office for three-year terms and until their successors are duly elected and qualified;

(2) To approve an increase in the number of authorized shares of Common Stock of the Company from 200,000,000 to 600,000,000;

(3)   To ratify the selection of independent outside auditors; and

(4) To transact other business as may properly come before the meeting or any adjournments or postponements thereof.

      The close of business on March 1, 2004 is the record date for determining the stockholders entitled to vote at this meeting or any adjournments or postponements of this meeting. A list of stockholders entitled to vote will be available at the time and place of the meeting and, during ten days prior to the meeting, at the office of the Secretary of Golden West Financial Corporation, 1901 Harrison Street, Oakland, California.


                                              By order of the Board of Directors
                                                              /s/ MICHAEL ROSTER
                                                              ------------------
                                                                  MICHAEL ROSTER
                                          Executive Vice President and Secretary

Oakland, California
March 12, 2004

IMPORTANT: We want to assure that you are represented at the meeting.  Please complete, date, sign and mail the enclosed proxy promptly in the return envelope, which we have provided.

                        GOLDEN WEST FINANCIAL CORPORATION



                                 PROXY STATEMENT
                     FOR 2004 ANNUAL MEETING OF STOCKHOLDERS


      The Board of Directors of Golden West Financial Corporation, a Delaware corporation (the "Company"), is soliciting the enclosed proxy for use at the Annual Meeting of Stockholders on April 27, 2004, or at any adjournments or postponements of the meeting ("Annual Meeting").

      The Company will mail or deliver this proxy statement and the enclosed proxy to stockholders beginning March 12, 2004. The Company will pay the expense of soliciting proxies. Regular employees of the Company may solicit proxies either in person or by telephone or other electronic media. The Company will, upon request, reimburse persons holding shares in their names, or in the names of their nominees, but not owning the shares beneficially, for reasonable expenses of forwarding proxy materials to their principals.

      The principal executive offices of the Company are located at 1901 Harrison Street, Oakland, California 94612.


                                     VOTING


      Only stockholders of record at the close of business on March 1, 2004 ("Record Date") will be entitled to vote at the Annual Meeting. On the Record Date there were outstanding 152,306,589 shares of Common Stock of the Company, $.10 par value. Stockholders are entitled to one vote for each share held, except that each stockholder has cumulative voting rights for the election of Directors. These cumulative voting rights entitle each stockholder to as many votes as equal the number of shares held by the stockholder multiplied by the number of Directors to be elected (three), which votes the stockholder may cast for a single candidate or distribute among any or all candidates. The three candidates for Director receiving the highest number of votes will be elected.

      Consistent with Delaware law, abstentions and broker non-votes will not be counted for the election of Directors, except that shares owned by stockholders submitting signed proxies will be counted to determine if a quorum of stockholders is present at the Annual Meeting. For all other matters that properly come before the meeting, approval will require the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy; accordingly, abstentions will have the same effect as a vote against any other proposal but broker non-votes will have no effect in determining whether a matter has been approved. A majority of the voting power on the Record Date, either in person or by proxy, is required for a quorum to be present at the Annual Meeting.

      A proxy will be voted in the manner specified in the proxy, or if no manner is specified, it will be voted (a) to elect the nominees named below for Directors, (b) to approve the increase in the number of authorized shares of Common Stock of the Company from 200,000,000 to 600,000,000, and (c) to ratify the selection of Deloitte & Touche, LLP as the Company's independent outside auditors for 2004. Management of the Company knows of no other business to be transacted at the Annual Meeting. If any other matter properly comes before the meeting, the shares represented by proxy will be voted in accordance with the best judgment of the person voting the proxy, and the discretionary authority to do so is included in the proxy.

      Any stockholder may revoke his or her proxy at any time before the shares are voted by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. If a stockholder wants to vote at the Annual Meeting but his or her shares are held by an intermediary, such as a broker or bank, the stockholder must present proof of ownership as of March 1, 2004 from the intermediary.


                          ITEM 1: ELECTION OF DIRECTORS


      The Board of Directors is divided into three classes, as provided in the Company's Certificate of Incorporation. Each class of Directors consists of three Directors. Class II Directors are being elected at the 2004 Annual Meeting and will serve until the 2007 Annual Meeting. Class III Directors will serve until the 2005 Annual Meeting. Class I Directors will serve until the 2006 Annual Meeting.

      Three Directors are to be elected at the 2004 Annual Meeting. Patricia A. King, Marion O. Sandler and Leslie Tang Schilling are nominees for Class II Directors. All three nominees were elected Class II directors by a vote of the stockholders at the 2001 Annual Meeting.

      The Board of Directors recommends a vote FOR each of these nominees.

      Each of these nominees has agreed to serve as a Director if elected, and management of the Company has no reason to believe that any nominee will be unable or unwilling to serve. However, if any nominee is unable or unwilling to serve as a Director at the time of the Annual Meeting, the proxy holders may vote the proxies for the election of a substitute nominee designated by the Board of Directors. If one or more persons other than those named above are nominated for the office of Director, the proxy holders may cumulate votes and the enclosed proxy may be voted in favor of any one or more of the nominees named above, to the exclusion of others, and in the order of preference as the proxy holders may determine in their discretion.

      The chart below identifies information about the Class II nominees and the other members of the Board of Directors who will continue in office and whose terms will expire at the 2005 Annual Meeting (Class III) and the 2006 Annual Meeting (Class I).

                                                                                                     Common Stock Beneficially Owned
                                                                                                       as of February 29, 2004 (1)
                                                                                                     -------------------------------
Nominees/Continuing Directors    Age               Business Experience During Past Five                   Number           Percent
                                                        Years and Other Information                     of Shares          of Class
-----------------------------   -----    --------------------------------------------------------    ----------------- -------------

Louis J. Galen                    78     Private Investor                                              3,147,005 (2)        2.0%
Director Since 1959
Class III

Antonia Hernandez                 56     President and Chief Executive Officer of the                      5,110             *
Director Since 1995                      California Community Foundation;  Former President and
Class III                                General Counsel of the Mexican American Legal Defense
                                         and Educational Fund

Maryellen C. Herringer            60     Attorney-at-Law; Former Executive Vice President,                 6,000             *
Director Since 1996                      General Counsel, and Secretary of APL Limited;
Class I                                  Director, ABM Industries Incorporated

Patricia A. King                  61     Professor of Law, Georgetown University; Adjunct                    450             *
Director Since 1994                      Professor, School of Hygiene and Public Health, Johns
Class II Nominee                         Hopkins University

Bernard A. Osher                  76     Private Investor; Chairman of Butterfield and                 6,303,809            4.1%
Director Since 1970                      Butterfield, Auctioneers, until October 1999
Class III

Kenneth T. Rosen                  55     Professor of Business Administration, Haas School of              9,000             *
Director Since 1984                      Business; Chairman of the Fisher Center for Real
Class I                                  Estate and Urban Economics, University of California,
                                         Berkeley; Chairman of the Rosen Consulting Group, a
                                         real estate and mortgage market consulting firm; Chairman
                                         of Lend Lease Rosen Real Estate Securities, a registered
                                         investment adviser; Director, The PMI Group, Inc.;
                                         Director, Avatar Holdings Inc.

Herbert M. Sandler                72     Chairman of the Board and Chief Executive Officer of         15,534,904 (3)       10.1% (3)
Director Since 1963                      the Company and World Savings Bank, FSB
Class I

Marion O. Sandler                 73     Chairman of the Board and Chief Executive Officer of         16,601,944 (3)       10.8% (3)
Director Since 1963                      the Company and World Savings Bank, FSB; Chairman of
Class II Nominee                         the Board, Chief Executive Officer and President of
                                         Atlas Assets, Inc. and Atlas Insurance Trust,
                                         registered investment companies

Leslie Tang Schilling             49     President of L.T.D.D., Inc.; Chairperson of Union                 3,014             *
Director Since 1996                      Square Investment Company
Class II Nominee

All Directors and executive officers as a group (16 persons)                                          28,092,487 (4)        18.3%
---------------
* Less than 1%.
(1)  Held directly with sole voting and investment powers unless otherwise noted, subject to community property laws where applicable.
(2)  Includes 1,853,005 shares held in a revocable trust with Mr. Galen as trustee with sole voting and investment powers, 1,000,000 shares held in a grantor retained annuity trust with Mr. Galen as trustee with sole voting and investment powers, 212,100 shares held in a qualified terminal interest trust with Mr. Galen as trustee with sole voting and investment powers, and 81,900 shares held in a charitable remainder trust with Mr. Galen and his spouse as co-trustees with shared voting and investment powers.
(3)  Without counting the same shares twice, Herbert M. Sandler and Marion O. Sandler control or have the right to acquire an aggregate of 17,127,144 shares, representing 11.1% of the Company's stock. Mr. and Mrs. Sandler are each separately deemed by
     Securities and Exchange Commission rules to beneficially own those shares that together they hold with shared voting and investment powers. Accordingly, the share numbers reported in these columns for Herbert M. Sandler and for Marion O. Sandler each include the same block of shares, as follows: 14,720,080 shares with shared voting and investment powers held jointly by
     Mr. and Mrs. Sandler as co-trustees and 289,624 shares with shared voting and investment powers held in trusts for the benefit of Mr. and Mrs. Sandler's descendants with Mr. and Mrs. Sandler as co-trustees. Mr. Sandler also is the beneficial owner of
     2,700 shares with voting and investment powers held by him as trustee for the benefit of his sister-in-law, and 522,500 shares which Mr. Sandler may acquire upon exercise of employee stock options exercisable as of February 29, 2004, or within 60 days thereafter. Mrs. Sandler also is the beneficial owner of 1,069,740 shares with voting and investment powers held by her as trustee in trusts for the benefit of Mr. and Mrs. Sandler's descendants as well as 522,500 shares which Mrs. Sandler may acquire upon exercise of employee stock options exercisable as of February 29, 2004, or within 60 days thereafter.
(4)  Includes 17,411,254 shares as to which Directors and executive officers share with others voting and/or investment powers. Also includes 1,533,925 shares that executive officers may acquire upon the exercise of employee stock options exercisable as of
     February 29, 2004, or within 60 days thereafter.

Herbert M. Sandler and Marion O. Sandler are husband and wife. Bernard A. Osher is the brother of Mrs. Sandler. The business address for Mr. and Mrs. Sandler is 1901 Harrison Street, Oakland, California 94612.


                      BOARD OF DIRECTORS AND ITS COMMITTEES


      During 2003, the Company's Board of Directors held four regular meetings. The Board of Directors has four standing committees described below. Each Director attended at least 75% of the meetings of the Board and of the committees on which the Director served. The Board of Directors has adopted a written charter for each committee, all of which are available on the Company's website at www.gdw.com. The Audit Committee Charter is included in this proxy statement as Appendix A.

Audit Committee

      The members of the Audit Committee in 2003 were Kenneth T. Rosen (Chair), Louis J. Galen, and Maryellen C. Herringer. The principal function of the Audit Committee is to assist the Board of Directors in overseeing the corporate financial reporting process and the internal and the independent outside audits of the Company. The Audit Committee had four regular meetings and met by telephone between regular meetings three times during 2003. The report of the Audit Committee with respect to the year 2003 begins on page 8 below.

Compensation and Stock Option Committee

      The members of the Compensation and Stock Option Committee in 2003 were Patricia A. King (Chair), Antonia Hernandez, and Kenneth T. Rosen. The principal functions of the Compensation and Stock Option Committee are to approve and evaluate the executive officer compensation plans and policies of the Company, to determine the compensation of the Company's senior executive officers, and to oversee the administration of the Company's compensation plans. The Compensation and Stock Option Committee had three regular meetings and met by telephone between regular meetings two times during 2003. The report of the Compensation and Stock Option Committee with respect to the year 2003 begins on page 8 below.

Nominating and Corporate Governance Committee

      The members of the Nominating and Corporate Governance Committee in 2003 were Maryellen C. Herringer (Chair), Louis J. Galen, and Leslie Tang Schilling. The principal functions of the Nominating and Corporate Governance Committee are to identify and propose qualified individuals as potential candidates for the position of Director, to review and reassess the adequacy of the Company's Corporate Governance Guidelines, and to lead the Board of Directors in an annual review of its performance. The Nominating and Corporate Governance Committee had three regular meetings and met by telephone between regular meetings four times during 2003.

Executive Committee

      The members of the Executive Committee in 2003 were Herbert M. Sandler (Chair) and Marion O. Sandler. The Executive Committee has any of the powers and authority of the Board of Directors in the intervals between meetings of the Board, subject to the control of the Board and subject to limitations under the Company's by-laws and Delaware law. The Executive Committee does not schedule regular meetings and takes action by unanimous written consent, which actions are subsequently reviewed and acted upon by the full Board of Directors.

Determinations about Director Independence

      The Board of Directors has determined that Louis J. Galen, Antonia Hernandez, Maryellen C. Herringer, Patricia A. King, Kenneth T. Rosen, and Leslie Tang Schilling satisfy the independence standards of the New York Stock Exchange's corporate governance rules and, therefore, a majority of the Directors and each member of the Audit Committee, the Compensation and Stock Option Committee, and the Nominating and Corporate Governance Committee is independent of management and the Company. In addition, each of the Audit Committee members satisfies the independence standards set forth in Rule 10A-3 under the Securities Exchange Act of 1934.

      In making these determinations, the Board of Directors evaluated whether a Director had any direct or indirect material relationships with the Company that could interfere with the exercise of the Director's independence from management and the Company and whether a Director failed any of the NYSE's bright-line tests that would automatically disqualify a director from being regarded as independent.

      In addition, the Board of Directors considered, among others factors, whether a Director, or an organization with which the Director is affiliated, has entered into any commercial, consulting, or similar contracts with the Company; whether a Director receives any compensation or other fees from the Company, other than the Director fees described below under "Director Compensation"; whether the Director has ever been employed by the Company and, if so, the duration and circumstances relating to such employment; and whether the Company and/or any of its affiliates makes substantial charitable contributions to organizations with which a Director is affiliated.

      As described in the Company's Corporate Governance Guidelines, the Board of Directors has determined that a Director will be considered independent, absent other circumstances, as long as the aggregate contributions from the Company and/or its affiliates to a nonprofit organization of which a Director is an executive officer do not exceed the greater of $1 million or 2% of the annual consolidated revenues of the nonprofit organization. In addition, the Board of Directors has determined that a Director will be considered independent, absent other circumstances, if a Director serves or is designated to serve as a non-compensated trustee of a trust established by an executive officer or another Director of the Company.

Determinations about Audit Committee Financial Expertise

      The Securities and Exchange Commission requires that boards of directors of stock exchange listed companies determine whether one or more of their audit committee members qualify as "audit committee financial experts." Under the SEC's rules, an audit committee financial expert is an individual who has obtained the attributes described below by means of certain experience or education.

      The SEC requires that an audit committee financial expert have the following attributes: an understanding of generally accepted accounting principles (GAAP) and financial statements; the ability to assess the general application of GAAP in connection with the accounting for estimates, accruals, and reserves; experience preparing, auditing, analyzing, or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company's financial statements, or experience actively supervising one or more persons engaged in these activities; an understanding of internal controls and procedures for financial reporting; and an understanding of audit committee functions.

      The SEC's rules also require that, in order to qualify as an audit committee financial expert, the individual have obtained these attributes through education and experience as, or supervision of, a principal financial officer, principal accounting officer, controller, principal accountant, auditor, or person performing similar functions; experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing, or evaluation of financial statements; or other relevant experience.

      Prof. Rosen has actively supervised principal financial officers, principal accounting officers, controllers, public accountants, auditors, or persons performing similar functions, including through his experience as Chairman of Lend Lease Rosen Real Estate Securities, a registered investment advisor. He is also Professor of Business Administration and Chairman of the Fisher Center for Real Estate and Urban Economics at the University of California, Berkeley, and Chairman of a real estate and mortgage market consulting firm. Prof. Rosen is also a member of the audit committee of Avatar Holdings Inc., a public company.

      Mr. Galen is a former Chief Executive Officer and Chairman of Trans-World Financial Corporation, at which he actively supervised the company's principal financial officers, principal accounting officers, controllers, public accountants, auditors and persons performing similar functions, is a former Chairman of Trans-World Bank, and has other relevant experience as a private investor.

      Ms. Herringer has relevant experience as a former partner in the corporate and business law departments at two of the nation's major corporate law firms in which she advised clients (including chief executive officers, underwriters, principal financial officers, principal accounting officers, and other persons performing similar functions) about securities laws, corporate transactions, corporate governance, and other matters. She also served previously as Senior Vice President and General Counsel of Transamerica and as an Executive Vice President and General Counsel of APL Limited. The internal audit function at APL reported to Ms. Herringer during part of her tenure there. Ms. Herringer is also a member of the audit committee of ABM Industries Incorporated, a public company.

      The Board of Directors has determined that, based on the factors discussed above, all three Audit Committee members qualify as audit committee financial experts. The Board of Directors has also determined that each member of the Audit Committee possesses other attributes that are particularly relevant to the Audit Committee performing its financial oversight function. These attributes are described in the Company's Corporate Governance Guidelines and evaluated annually by the Company's Nominating and Corporate Governance Committee, and include possessing the highest standards of personal and professional integrity; understanding sound business practices; having strong analytical skills and being financially literate to be able to ask sophisticated questions relevant to the Company's activities and gauge the quality of the answers; and understanding the Company's business, including the unique issues and risks in the banking, housing, mortgage lending, real estate, and related industries. The Board of Directors has also determined that, as long-standing members of the Company's Board of Directors, the Audit Committee members have developed over time valuable insights into the Company to enable them to fulfill their roles as Directors and members of the Audit Committee.

Board Nominations

      Each year the Nominating and Corporate Governance Committee reviews with the Board of Directors the composition of the Board of Directors as a whole and makes a recommendation whether to renominate the Directors whose terms expire at the upcoming Annual Meeting and whether to consider any new persons to be added to the Board of Directors. In assessing qualifications for nominees, the Nominating and Corporate Governance Committee expects candidates to meet the qualifications described in the committee's charter and the Company's Corporate Governance Guidelines, including having high ethical standards and the competence, experience, and integrity required of a director of a federal savings bank by section 574.7 of the regulations of the Office of Thrift Supervision. In addition, the Nominating and Corporate Governance Committee considers, among other factors, whether a candidate understands financial statements and reports, has experience with housing and real estate markets, has other professional experiences that would be beneficial to the Company, has knowledge of community affairs (including in markets served by the Company), and/or would qualify as an independent director under New York Stock Exchange and other applicable regulations.

      The Nominating and Corporate Governance Committee will consider stockholder recommendations for nominees who, in the committee's determination, meet the qualifications referred to in the preceding paragraph. A stockholder or stockholder group can recommend a nominee by sending a letter addressed to the Corporate Secretary at the Company's headquarters at 1901 Harrison Street, Oakland, CA 94612. The letter should identify the nominee, including contact information and other biographical information that would help the Nominating and Corporate Governance Committee assess the nominee's qualifications. The letter should also provide information about the number of shares of the Company's stock held by the stockholder or stockholder group making the recommendation and the length of time those shares have been held. The Corporate Secretary will promptly forward stockholder recommendations to the Chair of the Nominating and Corporate Governance Committee.

Communications with Directors

      Stockholders wishing to communicate with one or more Directors should send written correspondence addressed to the Director(s), care of the Corporate Secretary at the Company's headquarters at 1901 Harrison Street, Oakland, California 94612. The Corporate Secretary, or his or her designee, will forward such communications to the relevant Director(s). Stockholders are encouraged to interact with Directors at the Annual Meetings of Stockholders. The Company expects Directors to attend the Annual Meetings, absent scheduling or other similar conflicts. All of the Directors attended the Annual Meeting in 2003.

Director Compensation

      The only compensation or remuneration that non-employee Directors receive from the Company are an annual retainer and fees for attending regular Board of Directors and committee meetings. In 2003, the non-employee Directors received an annual retainer of $25,000, paid monthly on a pro rata basis, and a fee of $4,000 for each regular Board of Directors meeting attended. In addition, the Chair of the Audit Committee received $3,000, each of the other members of the Audit Committee received $2,500, the Chairs of the Nominating and Corporate Governance Committee and the Compensation and Stock Option Committee received $1,500, and each of the other members of those committees received $1,000 for each regular committee meeting attended in 2003.

Other Corporate Governance Matters

      The non-employee Directors meet in executive session without management at each regular meeting of the Board of Directors. At least once a year, the independent Directors also meet separately from the other Directors. The non-employee Directors selected Kenneth T. Rosen as their presiding director during 2003 and again for 2004.

      The Board of Directors has adopted Corporate Governance Guidelines and codes of conduct and ethics for Directors, financial officers and employees that are available, along with Board of Directors committees' charters, on the Company's website at www.gdw.com.


              ITEM 2: INCREASING AUTHORIZED SHARES OF COMMON STOCK


      The Board of Directors has approved a proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 200,000,000 to 600,000,000 and, together with the 20,000,000 shares of Preferred Stock already authorized, a corresponding increase in the total number of authorized shares of stock from 220,000,000 to 620,000,000. The proposed amendment is subject to stockholder approval at the Annual Meeting. If approved by the stockholders, the amendment will become effective upon the filing of a certificate with the Delaware Secretary of State.

      As of February 29, 2004, approximately 152 million shares of the Company's 200 million authorized shares of Common Stock were issued and outstanding, and the Company had approximately 6.4 million options outstanding and approximately
1.6 million shares reserved for issuance under the Company's 1996 Stock Option Plan. The Board of Directors and management have no current plans to issue any of the Company's already authorized but unissued shares or any of the additional shares being considered in this proposal. The increase in the number of authorized shares, however, would provide the Board of Directors and management with flexibility that may be in the best interests of the Company and its stockholders. With only a limited number of shares currently available for issuance, the Board and management are constrained from pursuing corporate transactions that may be advisable in the future, such as stock splits or acquisitions, without the expense and delays associated with a stockholder meeting. Unnecessary expense or delay could be detrimental to the Company and its stockholders if and when the Board and management determine to effect any such transactions. If this proposal is approved, any or all of the authorized shares could be issued without further stockholder action, unless approval is required by the Company's Certificate of Incorporation, applicable law, or regulatory authorities.

     The Board of Directors recommends a vote FOR this proposal to increase the authorized shares of the Company's Common Stock.

                          REPORT OF THE AUDIT COMMITTEE


      The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent outside auditors are responsible for expressing an opinion on the conformity of our audited financial statements to accounting principles generally accepted in the United States of America.

      In this context, the Audit Committee has reviewed and discussed with management and the independent outside auditors the audited financial statements. The Audit Committee has discussed with the independent outside auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent outside auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. In addition, the Audit Committee has considered whether the independent outside auditor's provision of non-audit services to the Company is compatible with the auditor's independence.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:

Kenneth T. Rosen, Chair
Louis J. Galen
Maryellen C.  Herringer


              REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE
                            ON EXECUTIVE COMPENSATION


      The Compensation and Stock Option Committee's primary functions are to review, and to recommend for approval by the Board of Directors, the salaries and other compensation of the Company's Chief Executive Officers, President and Senior Executive Vice President (the "Senior Executive Officers"), and to administer the Company's Incentive Bonus Plan (the "Incentive Plan"). The Committee also approves the grants of stock options pursuant to the Company's Stock Option Plan, including grants of stock options to executive officers of the Company.

      During 2003, the Committee met to (a) review and recommend to the Board of Directors the salaries of the Company's Chief Executive Officers for 2003, (b) determine the incentive awards payable to the Chief Executive Officers under the terms of the Incentive Plan for the Company's 2002 performance, and (c) set performance criteria under the Incentive Plan for 2003. Incentive awards payable under the Incentive Plan are tied to specific Company performance criteria. The Committee also met to recommend to the Board of Directors the salaries, for the period from May 1, 2003 through April 30, 2004, for the Company's President and Senior Executive Vice President. In January 2004, the Committee met to (a) certify the Company's 2003 performance under the Incentive Plan, (b) determine the amount of incentive awards payable to the Chief Executive Officers for 2003,
(c) review and recommend to the independent directors on the Board the salaries of the Company's Chief Executive Officers for 2004, and (d) set performance criteria under the Incentive Plan for 2004.

      The cash compensation of the Company's other executive officers was determined through normal annual reviews by their respective managers, who included one or more of the Senior Executive Officers. The compensation of each executive officer was determined in his or her annual review according to the officer's individual performance in his or her area of responsibility and the relevant manager's assessment of the officer's contribution to the performance of the Company.

Compensation Goals and Criteria

      The Committee's goals were to provide compensation that (a) reflects both the Company's and the executives' performance, (b) compares reasonably with compensation in the relevant market, and (c) attracts and retains high quality executives. In evaluating compensation for the Senior Executive Officers, the Committee compared the Company's performance, according to the criteria set forth below, to the performance of a peer group and the compensation of the Company's Senior Executive Officers to the compensation of executives in the peer group. The Committee selected a peer group consisting of the top performing regional bank holding companies with between $30 billion and $90 billion in assets as of December 31, 2002 and a primary bank operating subsidiary with a rating from Moody's of Aa3 or better and from Standard and Poor's of AA- or better (Bank of New York Company, Inc., Fifth Third Bancorp, Mellon Financial Corp., Northern Trust Corp., and State Street Corp.), and the holding company for the nation's largest savings association (Washington Mutual, Inc.).

      The criteria according to which the Committee compared the performance of the Company to the peers included the following: total assets, yearend stock prices, net earnings, fully diluted net income per share, return on average assets, return on average equity, capital levels, the ratio of non-performing assets and troubled debt restructured to period-end loans, the ratio of net charge-offs to average loans and leases, loan loss coverage, the ratio of general and administrative expenses to interest income and other income, the ratio of non-interest expenses to pretax earnings, and the ratio of pretax earnings to net interest income and non-interest income.

      Additional factors considered by the Committee in evaluating compensation included: compliance with long-term plans and budgets, attainment of positive regulatory examination ratings by the Company and its operating subsidiaries, World Savings Bank, FSB and World Savings Bank, FSB (Texas), attainment of regulatory capital standards by the operating subsidiaries, strategic accomplishments of the Company, and the general assessment of the executives by peers, equity analysts, and others.

      With respect to total compensation, the Committee considered annual compensation of the Company's Senior Executive Officers relative to executives in the peer group for the period 2000 through 2002, including (i) salary, bonuses, and other forms of cash compensation and (ii) equity-based compensation, including restricted stock and stock options. The Committee concluded that while exact comparisons could not be made, the compensation of the Company's Senior Executive Officers was reasonable in light of the Company's performance and the compensation of peer group executives.

Tax Deductibility of Executive Compensation

      Section 162(m) of the Internal Revenue Code limits the federal income tax deductibility of compensation paid to the Company's two Chief Executive Officers and to each of the other three most highly compensated executive officers. The Company generally may deduct compensation paid to an executive officer only to the extent that any such compensation in excess of $1 million during the relevant fiscal year is based on the attainment of performance goals determined by a compensation committee of the board of directors. The Company's Incentive Plan is designed to assure that certain cash compensation is "performance-based" and therefore deductible. The Incentive Plan, as amended and restated, was approved at the 2002 Annual Meeting. Non-qualified stock options granted under the Company's Stock Option Plan qualify as "performance-based" under Section 162(m). Even without the provisions of Section 162(m), however, incentive stock options granted under the Company's Stock Option Plan generally would not entitle the Company to a tax deduction.

2003 Compensation for the Chief Executive Officers

      The performance standards established by the Committee upon which the 2003 targets were based included return on average assets, return on average equity, diluted earnings per share, general and administrative expenses to average assets, and non-performing assets to total assets. In January 2004, the Committee met to certify the Company's 2003 performance under the Incentive Plan and to determine the amount of incentive awards payable to the Chief Executive Officers for 2003. At that time, the Committee also reviewed the salaries of the Company's Chief Executive Officers for 2004 and determined that continuation of the 2003 salaries was appropriate in light of the Company's performance and the existence of the Incentive Plan. With respect to the Incentive Plan, during the year ended December 31, 2003 (the "2003 Plan Year"), the Company's results substantially exceeded four of the five performance standards, and the Company significantly exceeded the aggregate performance target, previously established by the Committee. As a result of the Company's performance during the 2003 Plan Year, the Committee confirmed an award under the Incentive Plan to each Chief Executive Officer in the amount of $473,526.

Submitted by the Compensation and Stock Option Committee:

Patricia A. King, Chair
Antonia Hernandez
Kenneth T. Rosen

                              BENEFICIAL OWNERSHIP


Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and Directors, along with persons who beneficially own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.

      Based on a review of copies of filed ownership reports and written representations from certain persons that he or she was not required to file ownership reports, all of the Company's officers, Directors and greater than 10% beneficial owners filed all reports required by Section 16(a) on a timely basis during 2003, except for Antonia Hernandez. Ms. Hernandez, a Director of the Company, filed a late report on Form 4 in November 2003 covering a purchase of shares transacted by her spouse in October 2003.

Securities Ownership of Certain Beneficial Owners and Management

      The following table identifies the beneficial ownership, as of the dates indicated, of each stockholder, in addition to Herbert M. Sandler and Marion O. Sandler, known to the Company to beneficially own more than 5% of the Company's Common Stock. The table also identifies the beneficial ownership, as of February 29, 2004, of each of the executive officers of the Company named in the Summary Compensation Table on page 13 below who are not also Directors of the Company. The address of each executive officer below is 1901 Harrison Street, Oakland, CA 94612.

                                                              Amount and Nature of
Name and Address of Beneficial Owner                          Beneficial Ownership   Percent of Class
------------------------------------                          ---------------------- -----------------
Davis Selected Advisors, L.P.                                        15,015,595 (1)        9.9%
2949 East Elvira Road, Suite 101
Tucson, AZ 85706

FMR Corp
82 Devonshire Street
Boston, MA  02109                                                    12,068,285 (2)        7.9%

Dodge & Cox
One Sansome Street, 35th Floor                                       10,556,174 (3)        7.0%
San Francisco, CA  94104

Wellington Management Company, LLP
75 State Street                                                       7,874,222 (4)        5.2%
Boston, MA  02109

Russell W. Kettell
President and Chief Financial Officer of the Company
and Senior Executive Vice President and Chief Financial               1,224,710 (5)         *
Officer of World Savings Bank, FSB

James T. Judd
Senior Executive Vice President
of the Company and President and                                        110,000 (6)         *
Chief Operating Officer of
World Savings Bank, FSB

Michael Roster
Executive Vice President, General Counsel
and Secretary of the Company and                                         76,500 (7)         *
World Savings Bank, FSB
---------------
* Less than 1%.
(1)   Includes 15,015,595 shares with sole voting and sole dispositive power, based upon SEC Schedule 13G filed as of
      February 11, 2004.
(2)   Includes 12,068,285 shares with sole voting and sole dispositive power, based upon SEC Schedule 13G filed as of
      February 17, 2004.
(3)   Includes 10,566,174 shares with sole dispositive power, 9,853,749 shares with sole voting power and 111,600 shares with shared voting power, based upon SEC Schedule 13G filed as of February 17, 2004.
(4)   Includes 7,874,222 shares with shared dispositive power and 4,649,224 shares with shared voting power, based upon
      SEC Schedule 13G filed as of February 12, 2004.
(5)   Includes 289,250 shares that Mr. Kettell may acquire upon exercise of employee stock options exercisable as of
      February 29, 2004, or within 60 days thereafter.
(6)   Includes 80,000 shares that Mr. Judd may acquire upon exercise of employee stock options exercisable as of
      February 29, 2004, or within 60 days thereafter.
(7)   Includes 76,500 shares that Mr. Roster may acquire upon exercise of employee stock options exercisable as of
      February 29, 2004, or within 60 days thereafter.

                                PERFORMANCE GRAPH


      The graph below compares the cumulative total stockholder return (stock price appreciation plus reinvested dividends) on the Company's Common Stock against the cumulative total stockholder return of the Standard & Poor's 500 Stock Index and the Standard & Poor's 500 Banks Index for the five years ended December 31, 2003. The graph assumes an initial investment of $100 on December 31, 1998 in each of the Company's Common Stock, the S&P 500 Stock Index, and the S&P 500 Banks Index and that all dividends were reinvested.

                                     [CHART}

                                        1998         1999         2000        2001        2002        2003
                                      -------       -------      -------     -------     -------     -------
GOLDEN WEST FINANCIAL CORPORATION     $100.00       $110.28      $223.38     $195.65     $239.80     $346.06
S&P 500 STOCK INDEX                    100.00        121.04       110.02       96.95       75.52       97.18
S&P 500 BANKS INDEX                    100.00         86.22       102.58      102.59      101.53      128.58


                             EXECUTIVE COMPENSATION


Compensation of Executive Officers

      The compensation paid to each of the two Chief Executive Officers and to the three most highly compensated executive officers of the Company for services in all capacities to the Company and its subsidiaries is set forth below:

                           SUMMARY COMPENSATION TABLE
              For the Years Ended December 31, 2003, 2002, and 2001
                                                                                                      Long Term
                                                               Annual Compensation                  Compensation
                                                ------------------------------------------------  ------------------
                                                                                  Other Annual         Options           All Other
Name and Principal Position              Year      Salary        Bonus (A)      Compensation (B)  (# of Shares) (C)  Compensation(D)
---------------------------             ------- --------------  -------------   ----------------  ------------------ ---------------
HERBERT M. SANDLER..................... 2003       $900,000       $473,526            $10,450            50,000             $5,834
      Chairman of the Board and Chief   2002        950,004        358,116             15,871                --              5,500
      Executive Officer of the Company  2001        950,004        295,825             29,903            60,000              5,250
      and World Savings Bank, FSB
MARION O. SANDLER...................... 2003        900,000        473,526              8,497            50,000              5,834
      Chairman of the Board and Chief   2002        950,004        358,116             15,761                --              5,500
      Executive Officer of the Company  2001        950,004        295,825             22,400            60,000              5,250
      and World Savings Bank, FSB
JAMES T. JUDD.......................... 2003        812,352             --              7,870            50,000           105,834(E)
      Senior Executive Vice President   2002        773,664             --             13,119                --              5,500
      of the Company and President and  2001        756,274             --             26,815            60,000              5,250
      Chief Operating Officer of World
      Savings Bank, FSB
RUSSELL W. KETTELL..................... 2003        737,558             --              6,548            50,000              5,834
      President and Chief Financial     2002        702,464             --              9,392                --              5,500
      Officer of the Company and        2001        680,247             --             14,898            60,000              5,250
      Senior Executive Vice President
      and Chief Financial Officer of
      World Savings Bank, FSB
MICHAEL ROSTER......................... 2003        402,756             --                 --            12,000              5,834
      Executive Vice President,         2002        383,576             --                 --                --              5,500
      General Counsel, and Secretary    2001        364,584             --                 --             3,000              5,250
      of the Company and World Savings
      Bank, FSB

(A)   Amounts shown are the performance-based bonuses awarded to the Chief
      Executive Officers pursuant to the Company's stockholder-approved
      Incentive Bonus Plan.
(B) Amounts shown are the cash reimbursement for income taxes on account of certain fringe benefits provided to such individuals.
(C)   Options granted are under the Company's stockholder-approved 1996 Stock
      Option Plan.
(D) Except for James T. Judd in 2003, amounts shown are the Company's contributions on behalf of each of the executive officers to the Company's
      401(k) plan.
(E)   The amount shown for James T. Judd in 2003 includes $100,000 paid to Mr.
      Judd pursuant to a deferred compensation agreement and $5,834 for the Company's contribution on behalf of Mr. Judd to the Company's 401(k) plan.

Indebtedness of Management

      The following table sets forth information relating to all loans outstanding to each individual who was a Director or executive officer of the Company during 2003:

                                                                                                                 Range of
                                              Highest                              Unpaid                     Interest Rates
                                            Indebtedness                       Balance as of                 from Jan. 1, 2003
Name                                    Since Dec. 31, 2002                    Feb. 29, 2004                 to Feb. 29, 2004
---------------------------     -------------------------------------      -----------------------     ----------------------------
Carl M. Andersen                                $254,958                            $242,824                   3.12 to 3.68%
William C. Nunan                                 245,124                             229,978                   2.82 to 3.38%


      Both of the above loans are secured by first deeds of trust on single-family residences. Carl M. Andersen is a Group Senior Vice President and the Tax Director of the Company and World Savings Bank, FSB. William C. Nunan is a Group Senior Vice President and the Chief Accounting Officer of the Company and World Savings Bank, FSB.

      In the ordinary course of its business as a residential real estate lender, World Savings Bank, FSB may from time to time enter into real estate loans in excess of $60,000 with immediate family members of Directors and executive officers of the Company. Any such loans would be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable residential real estate loans, and would not involve more than the normal risk of collectability or present other unfavorable features.

Deferred and Retirement Compensation

      The Company has entered into deferred compensation arrangements with three of its five most highly compensated executive: James T. Judd, Russell W. Kettell, and Michael Roster.

      The agreements provide for benefits payable in monthly installments over ten years upon retirement at age 65 or upon the death of the employee (paid to his or her beneficiary). The agreements contain vesting schedules that provide for full vesting by ages ranging from 58 to 65, depending upon the age of the employee at the time the agreement was executed, or immediately upon the death of the employee. The vesting schedules provide that one-third of the benefits vest during the first half of the vesting period and two-thirds vest during the second half.

      The annual installments payable upon the earlier of retirement at age 65 or death to Messrs. Judd, Kettell, and Roster are $300,000, $375,000, and $200,000, respectively. The amounts that vested during 2003 for Messrs. Judd, Kettell, and Roster were $0, $0, and $133,200, respectively. As of December 31, 2003, Messrs. Judd, Kettell, and Roster had accumulated vested benefits which would entitle them to annual benefits payable, as described above, of $300,000, $375,000, and $51,615, respectively. In addition, as of December 31, 2003, Mr. Judd had $300,000 in fully vested benefits remaining from a separate deferred compensation agreement that originally provided for an aggregate of 120 monthly installments of $8,333 each, to be paid to him at his election.

      The Company carries life insurance policies in amounts estimated to be sufficient to cover its obligations under the agreements. If assumptions as to mortality, future policy dividends, and other factors are realized, the Company will recover an amount equal to all retirement payments under the agreements, plus the premiums on the insurance contracts and the interest that could have been earned on the use of the premium payments.

Stock Options

      The Company granted stock options to the two Chief Executive Officers and the three most highly compensated executive officers of the Company during 2003, as shown below:


                                        OPTION GRANTS TABLE
                            Option Grants in the Year Ended December 31, 2003
                                          Individual Grants
                     --------------------------------------------------------------
                     Number of                                                        Potential Realizable Value at
                     Securities        % of Total                                  Assumed Annual Rates of Stock Price
                     Underlying     Options Granted    Exercise or                     Appreciation for Option Term
                     Options       to Employees in     Base Price     Expiration   -------------------------------------
Name                 Granted (#)       Fiscal Year       ($/Share)       Date            5%                  10%
----                 -----------   ----------------    -----------    ----------   ----------------    -----------------
Herbert M. Sandler......50,000          3.18%            $85.04        08/19/2013     $2,674,000       $6,776,500
Marion O. Sandler.......50,000          3.18%             85.04        08/19/2013      2,674,000        6,776,500
James T. Judd...........50,000          3.18%             85.04        08/19/2013      2,674,000        6,776,500
Russell W. Kettell......50,000          3.18%             85.04        08/19/2013      2,674,000        6,776,500
Michael Roster..........12,000          0.76%             85.04        08/19/2013        641,760        1,626,360
---------------
The Company did not grant any stock appreciation rights.

      Information about exercises of stock options by these individuals during 2003 and certain information about unexercised stock options is set forth below:

                    OPTION EXERCISES AND YEAREND VALUE TABLE
          Aggregated Option Exercises in the Year Ended December 31, 2003 and
                     December 31, 2003 Yearend Option Values

                                                                    Number of Securities Underlying        Value of Unexercised
                                                                      Unexercised Options at              In-the-Money Options at
                                     Shares                            December 31, 2003 (#)              December 31, 2003 (B)
                                  Acquired on         Value       --------------------------------    ------------------------------
Name                              Exercise (#)     Realized (A)   Exercisable        Unexercisable     Exercisable     Unexercisable
----                            --------------   -------------    -------------   ----------------    ---------------  -------------
Herbert M. Sandler...............    50,000        $3,070,558           442,500             170,000    $36,271,725       $8,973,900
Marion O. Sandler................         0                 0           442,500             170,000     36,271,725        8,973,900
James T. Judd....................         0                 0            20,000             170,000      1,120,800        8,973,900
Russell W. Kettell...............    48,000         3,611,797           219,250             170,000     17,131,284        8,973,900
Michael Roster...................         0                 0            76,500              13,500      5,648,310          310,860
---------------
(A) Market value of underlying securities at exercise date less the option price.
(B) Market value of unexercised "in-the-money" options at yearend less the option price of such options.

                          ITEM 3: APPROVAL OF AUDITORS


      The Board of Directors, upon the recommendation of the Audit Committee, has selected Deloitte & Touche LLP to serve as the Company's independent outside auditors for the year ending December 31, 2004, subject to stockholder approval at the Annual Meeting. If the stockholders do not vote in favor of the selection of Deloitte & Touche LLP, the Board of Directors will consider the selection of other auditors.

      Deloitte & Touche LLP has served as the Company's independent outside auditors since 1963 and was selected by the Board of Directors to serve in 2003, which selection was ratified and approved by the stockholders of the Company on April 28, 2003.

      Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will be available to respond to appropriate questions. They will be given the opportunity to make a statement, if they desire to do so.

         The Board of Directors recommends a vote FOR the selection of Deloitte & Touche LLP to serve as the Company's independent outside auditors for the year ending December 31, 2004.


Independent Outside Auditors' Fees

      The following is a summary of the fees billed to the Company by Deloitte & Touche LLP for services rendered for the years ended December 31, 2003 and 2002:

Independent Outside Auditors' Fees For the Years Ended December 31, 2003 and 2002
                                                                                       2003            2002
                                                                                       ----            ----
Audit Fees

For services rendered for the audit of the Company's yearend financial statements; the attestation of management's assessment of the internal controls of the Company's subsidiary federal savings banks as required by the Federal
Deposit Insurance Corporation Improvement Act of 1991; the reviews of the
Company's quarterly interim financial statements; and the reviews of registration statements and issuances of comfort letters in connection with the
Company's debt offerings........................................................     $727,450          $711,288

Audit-Related Fees

For audit-related services rendered for the audits of the Company's employee
benefit plans and attestations of the Company's COSI Index calculation..........       41,750            41,150

Tax Fees (1)

For services rendered for the reviews of federal and state tax returns; federal, state and local tax compliance and planning; and the licensing of software for enterprise zone credit determinations and tax
return preparation..............................................................       59,204            97,303

All other Fees

None............................................................................            0                 0


Total...........................................................................-------------      ------------
                                                                                     $828,404          $849,741
                                                                                =============      ============
---------------
(1)  In 2000, Deloitte & Touche LLP filed on the Company's behalf amended Florida tax returns for the years
     1996-1999, seeking approximately $4 million in refunds. Deloitte & Touche LLP will receive 30% of any refunds received by the Company.

Audit Committee Pre-Approval Policy

All services performed by the independent outside auditors for the Company in 2003 were pre-approved by the Audit Committee in accordance with its pre-approval policy adopted on October 24, 2002, which policy was amended most recently on January 27, 2004. The policy describes the audit, audit-related, tax, and other services permitted to be performed by the independent outside auditors, subject to the Audit Committee's prior approval of the services and related fees. Requests for the independent outside auditors to perform services are submitted jointly by both management and the independent outside auditors. Any pre-approved services that would exceed 120% of the initially approved fee amount require specific additional pre-approval by the Audit Committee. At each of its regular committee meetings, the Audit Committee reviews summaries of the pre-approved services being provided, along with the related fees being charged, by the independent outside auditors.

                  STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING


      Under applicable proxy rules, stockholder proposals intended to be presented at the Company's 2005 Annual Meeting must be received by the Company no later than November 12, 2004 (not later than 120 days prior to the anniversary of this year's mailing date), in order to be included in the Company's Proxy Statement and proxy relating to the meeting. If a stockholder fails to submit a proposal by that date, the Company will not be required to provide any information about the proposal in its Proxy Statement or in the form of proxy. If a stockholder intends to submit a proposal at the Company's 2005 Annual Meeting, which proposal is not intended to be included in the Company's Proxy Statement and proxy relating to that meeting, the stockholder should submit the proposal to the Company no later than January 27, 2005 (not later than 45 days prior to the anniversary of this year's mailing date). If a stockholder fails to timely submit a proposal, the proxy holders designated in the proxy relating to that meeting will be allowed to use their discretionary voting authority if the proposal is raised at the meeting. Proposals should be addressed to the Company at 1901 Harrison Street, Oakland, California, 94612,
Attention: Corporate Secretary.



                                               GOLDEN WEST FINANCIAL CORPORATION
                                                             Oakland, California
March 12, 2004

                                                                      APPENDIX A
                             Audit Committee Charter

                        Golden West Financial Corporation

                     (Amended and Restated on July 31, 2003)
                           (Amended January 27, 2004)
Purpose

      The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent outside auditors' qualifications and independence, (3) the performance of the Company's internal audit function and independent outside auditors, and (4) the compliance by the Company with legal and regulatory requirements.

      The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

      The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company's financial statements. Accordingly, while the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent outside auditors.

Membership

      The Audit Committee shall consist of no fewer than three members. The members of the Committee shall meet the independence requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), the rules and regulations of the Commission, and the standards of the Federal Deposit Insurance Corporation. At least one member of the Audit Committee shall be an "audit committee financial expert" as defined by the Commission. The members of the Committee shall be financially literate, as interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. At least two members of the Committee shall have banking or related financial management expertise as required by Section 36(g) of the Federal Deposit Insurance Act. At least one member shall have accounting or related financial experience as required by the NYSE.

      The members of the Audit Committee may not receive any compensation from the Company other than director's fees. Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

      The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Audit Committee members may be replaced by the Board.

Authority and Responsibilities

      The Audit Committee shall have the sole authority to appoint or replace the independent outside auditors (subject, if applicable, to shareholder ratification). The Committee shall be directly responsible for the compensation, evaluation and oversight of the independent outside auditors (including resolution of disagreements between management and the independent outside auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent outside auditors shall report directly to the Committee.

      The Audit Committee shall pre-approve all auditing services and permitted nonaudit services (including the fees and terms thereof) to be performed for the Company by its independent outside auditors, subject to the de minimus exceptions for nonaudit services described in Section 10A(i)(l)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. The Committee shall consider whether the provision of permitted nonaudit services is compatible with maintaining the auditors' independence. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted nonaudit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting. The Chair of the Audit Committee is authorized to execute approved engagements of the independent outside auditors.

      The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent outside auditors for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

      The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee shall meet periodically with management, the internal auditors and the independent outside auditors in separate executive sessions. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent outside auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

      The Audit Committee, to the extent required by law or otherwise as it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1. Review and discuss with management and the independent outside auditors the annual audited financial statements, including disclosures made under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

2. Review and discuss with management and the independent outside auditors the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent outside auditors' review of the quarterly financial statements.

3. Review and discuss with management and the independent outside auditors major issues regarding accounting principles and financial statement presentations including any significant changes in the Company's selection or application of accounting principles, and any major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies.

4. Review and discuss with management and the independent outside auditors analyses setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles (GAAP) methods on the financial statements.

5.    Review and discuss reports from the independent outside auditors on:

(a)   All critical accounting policies and practices to be used.

(b) All alternative treatments, if any, of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent outside auditors.

(c) Other material written communications, if any, between the independent outside auditors and management, such as any management letter or schedule of unadjusted differences.

6. Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, if any, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

7. Discuss with management and the independent outside auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if any, on the Company's financial statements.

8. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

9. Discuss with the independent outside auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, any significant disagreements with management, and management's response.

10. Review disclosures made to the Audit Committee by the Company's CEO(s) and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

Oversight of the Company's Relationship with the Independent Outside Auditors

11. Obtain and review a report from the independent outside auditors at least annually regarding (a) the independent outside auditors' internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (c) all relationships between the independent outside auditors and the Company.

12. Evaluate the qualifications, performance and independence of the independent outside auditors, including an evaluation of the lead partner, taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent outside auditors to the Board.

13. Ensure the rotation of the audit partners as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

14. Set policies for the Company's hiring of employees or former employees of the independent outside auditors who participated in any capacity in the audit of the Company.

15. Discuss with the independent outside auditors issues on which they consulted with their national office and matters of audit quality and consistency.

16. Meet with the independent outside auditors prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company's Internal Audit Function

17. Review the appointment and replacement of the senior internal audit executive.

18. Review the significant reports to management prepared by the internal audit department and management's responses.

19. Discuss with the independent outside auditors and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

20. Obtain from the independent outside auditors assurance that the firm is unaware of information indicating an illegal act has or may have occurred that gives rise to the procedures set forth in Section 10A(b) of the Exchange Act.

21. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with applicable provisions of the Company's Code of Conduct and Ethics for Financial Officers and Code of Business Conduct and Ethics for All Employees.

22. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

23. Discuss with management and the independent outside auditors any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

24. Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

      In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it. The Committee shall have the power to investigate any matter falling within its jurisdiction.

Reports

      The Audit Committee shall make regular reports to the Board.

Review

      The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review the Committee's own performance.